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                                                                    EXHIBIT 99.3

                        LOAN AND STOCK PURCHASE AGREEMENT


         THIS LOAN AND STOCK PURCHASE AGREEMENT (as amended, supplemented or modified from time to time, the "Loan Agreement") is dated as of February 10, 1999 and is between _____________ (the "Participant") and FRESH FOODS, INC., a North Carolina corporation (the "Company").

         This Loan Agreement is made pursuant to the Fresh Foods, Inc. Stock Purchase Loan Plan (the "Plan"). All terms not otherwise defined herein shall have the meanings given such terms in the Plan. Accordingly, the parties hereto agree as follows:

                  Section 1. Purchase and Loan.

                  (a) The Participant agrees, on the terms and conditions set forth in this Loan Agreement, to purchase Company Stock as provided in his or her Election To Participate And Power of Attorney. The Loan is for the purpose of the Participant's acquiring shares of Company Stock ("Shares").

                  (b) The Company agrees, on the terms and conditions set forth in this Loan Agreement, to make a loan (the "Loan") to the Participant under the Plan. The loan shall be evidenced by, and repayable in accordance with, a single promissory note in the form of Exhibit A hereto, appropriately completed (the "Note").

                  Section 2. Participant Representations. The Participant represents and warrants to the Company as follows:

                  (a) This Loan Agreement constitutes a valid and binding agreement of the Participant, enforceable against the Participant in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (b) The Participant is aware of his or her responsibilities under federal and state securities laws and will cooperate with the Company and the Designated Broker-Dealer to take reasonable steps to ensure compliance therewith at all times.


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                  Section 3. Events of Default.

                   (a) For purposes of this Loan Agreement, each of the following events shall constitute an Event of Default:

                           (i) the Participant shall be in default under the
                  terms of the Note, or

                           (ii) the Participant shall fail to observe or perform
                  any covenant or agreement contained in this Loan Agreement for ten days after written notice thereof has been given to the Participant by the Company.

                  (b) Upon the occurrence of an Event of Default, the Company shall have the rights and remedies set forth in the Note. The rights and remedies provided herein and in the Note shall be cumulative and not exclusive of any rights or remedies provided by law.

                  Section 4. Miscellaneous.

                  (a) No failure or delay by the Company in exercising any right, power or privilege under this Loan Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  (b) This Loan Agreement may be amended only in a writing signed by the Participant and the Company. Any waiver must be in a writing signed by the waiving party.

                  (c) The provisions of this Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Loan Agreement is for the benefit of the Company and its successors and assigns. This Loan Agreement shall not be transferable by the Participant except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order.

                  (d) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Company in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  Section 5. Governing Law. This Loan Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without application of North Carolina conflict of law rules.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Loan
Agreement to be duly executed as of the day and year first above written.


                                     PARTICIPANT:


                                     -------------------------------------------
                                                     (Signature)


                                     Print Name:
                                                --------------------------------
                                     Title:
                                           -------------------------------------

                                     FRESH FOODS, INC.


                                     By:
                                        ----------------------------------------
                                     Print Name:
                                                --------------------------------
                                     Title:
                                           -------------------------------------





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